Exhibit 10.1

AMENDMENT NO. 8 TO REVOLVING CREDIT AGREEMENT

                THIS AMENDMENT NO. 8 TO REVOLVING CREDIT AGREEMENT, dated as of August 6, 2008, amends the Revolving Credit Agreement dated as of November 8, 2005, as amended by Amendment No. 1 to Revolving Credit Agreement dated as of March 28, 2006, by Amendment No. 2 to Revolving Credit Agreement dated as of May 11, 2006, by Amendment No. 3 to Revolving Credit Agreement dated as of November 7, 2006, by Amendment No. 4 to Revolving Credit Agreement dated as of July 31, 2007, by Amendment No. 5 to Revolving Credit Agreement dated as of August 8, 2007, by Amendment No. 6 to Revolving Credit Agreement dated as of November 6, 2007 and by Amendment No. 7 to Revolving Credit Agreement dated as of March 31, 2008 (as so amended, the “Credit Agreement”), between Guaranty Bancorp, a Delaware corporation (formerly known as Centennial Bank Holdings, Inc.) (the “Borrower”), and U.S. Bank National Association (the “Lender”).

RECITAL

                The Borrower and the Lender desire to amend the Credit Agreement as provided below.

AGREEMENTS

                In consideration of the promises and agreements contained in the Credit Agreement, as amended hereby, the Borrower and the Lender agree as follows:

                1.             Definitions and References.  Capitalized terms not otherwise defined herein have the meanings ascribed to them in the Credit Agreement.  Upon the execution and delivery of this Amendment No. 8 to Revolving Credit Agreement (“Amendment No. 8”) by the Borrower and the Lender, each reference to the Credit Agreement contained in the Credit Agreement, the Note, the Pledge Agreement or any other document relating thereto means the Credit Agreement as amended by this Amendment No. 8.

                2.             Amendment to Credit Agreement.

(a)           The first sentence of section 1.2 of the Credit Agreement is amended by deleting the amount “SEVENTY MILLION AND NO/100 UNITED STATES DOLLARS ($70,000,000)” and replacing it with the amount “FORTY MILLION AND NO/100 UNITED STATES DOLLARS ($40,000,000)”.

(b)           Subsection 5.4(e) of the Credit Agreement is amended to read as follows:

                                (e)           Loan Loss Reserves.  The Subsidiary Bank shall maintain loan loss reserves which, as of the last day of each fiscal quarter of the Borrower, are not less than 60% of the aggregate amount of the Subsidiary Bank’s non-performing loans.

(c)           Subsection 5.4(f) of the Credit Agreement is amended to read as follows:

                                (f)            Return on Average Assets.  Borrower’s consolidated net income shall be at least sixty-five hundredths of one percent (0.65%) of its average assets, calculated as of the last day of each fiscal quarter of Borrower, with (1) net income being determined for the 12-month period ending on the calculation date and (2) average assets being equal to the average of all assets of the Borrower on the last day of each of the four most recently ended fiscal quarters of the Borrower; provided, however, that for purposes of determining return on average assets, customary and reasonable, non-recurring expenses and charges shall be excluded, including but not limited to goodwill impairment charges, severance and branch closure charges and expenses and charges incurred in connection with a permitted acquisition or public offering under Sections 5.1 and 5.6 hereof (e.g., intangible asset amortization expense); provided further, however, that with respect to each fiscal quarter of the Borrower ending on or after June 30, 2007, (i) the net after tax effect of the addition to the Borrower’s reserve for loan losses of $11,555,000 made during the Borrower’s fiscal quarter ended June 30, 2007, (ii) the net after tax expense of $4,000,000 incurred in connection with the settlement of the “Barnes action” referred to in Borrower’s 10-Q for the fiscal quarter ended March 31, 2007 filed with the U.S. Securities and Exchange Commission and (iii) the net after tax effect of the addition to the Borrower’s reserve for loan losses of $5,000,000 made during the Borrower’s fiscal quarter ended September 30, 2007, shall be disregarded in calculating the Borrower’s consolidated net income.

                3.             Representations and Warranties; No Default.

                                (a)           The execution and delivery of this Amendment No. 8 has been duly authorized by all necessary corporate action on the part of the Borrower and does not violate or result in a default under the Borrower’s Articles of Incorporation or By-Laws, any applicable law or governmental regulation or any material agreement to which the Borrower is a party or by which it is bound.

                                (b)           The representations and warranties of the Borrower in the Credit Agreement, as amended hereby, are true and correct in all material respects and, after giving effect to the amendments contained herein, no Event of Default or Unmatured Event of Default exists.

                4.             Costs and Expenses.  The Borrower agrees to pay to Lender all costs and expenses (including reasonable attorneys’ fees) paid or incurred by Lender in connection with the negotiation, execution and delivery of this Amendment No. 8.

                5.             Full Force and Effect.  The Credit Agreement, as amended by this Amendment No. 8, remains in full force and effect.

GUARANTY BANCORP

BY	/s/ Paul. W. Taylor
Paul Taylor, Chief Financial Officer

U.S. BANK NATIONAL ASSOCIATION

BY	/s/ Michael T. Kozisek
Michael Kozisek, Senior Vice President
and Division Head